AquaBounty Technologies, Inc.
Results for the year ended December 31, 2016
MAYNARD, Massachusetts, March 16, 2017 - AquaBounty Technologies, Inc. (NASDAQ: AQB; AIM: ABTU) (“AquaBounty” or the “Company”), a biotechnology company focused on enhancing productivity in the aquaculture market and a majority-owned subsidiary of Intrexon Corporation (NYSE: XON), announces the Company’s financial results for the year ended December 31,2016.
Financial and Operational Summary:

•	Received regulatory approval from Health Canada and the Canadian Food Inspection Agency for the production, sale and consumption of the Company’s AquAdvantage® Salmon (“AAS”)

•
Received a favorable decision from the Canadian Federal Court of Appeal dismissing the appeal brought before it by the Ecology Action Centre and Living Oceans Society, ruling that the decision by the Ministers of Environment and Health to allow production of AAS in Canada was reasonable and made in the prescribed manner

•	Commenced field trials of AAS in Argentina and Brazil

•	Purchased the former Atlantic Sea Smolt hatchery site on Prince Edward Island for broodstock expansion and egg production

•	Completed a US$10.0 million convertible debt facility with Intrexon Corporation (“Intrexon”) and, post period, raised a further US$25.0 million from Intrexon via an equity subscription

•
Registered the Company’s common shares under the U.S. Securities Exchange Act of 1934, which was a necessary step to listing the Company’s common shares on the NASDAQ Capital Market, with trading commencing post period on January 19, 2017

•	Cash used during the year, net of new equity provided, increased to US$8.0 million (2015: US$6.8 million)
Ronald Stotish, Chief Executive Officer of AquaBounty, stated: “This was a highly successful year in which we continued to advance both our regulatory and commercial goals. We achieved a major milestone in receiving regulatory approval from Health Canada, making it the second major regulatory organization, alongside the FDA, to approve the production, sale, and consumption of our AquAdvantage Salmon. We also took steps towards progressing our commercial plan by purchasing a salmon hatchery site in Canada for broodstock expansion and egg production. We now eagerly look forward to working to bring our nutritious, safe, and more sustainably produced salmon to consumers.”
Enquiries:
Generally
AquaBounty Technologies, Inc.
Dave Conley, Corporate Communications    +1 613 294 3078
AIM Investors
Stifel Nicolaus Europe Limited
Stewart Wallace    +44 20 7710 7600
Luther Pendragon
Harry Chathli, Claire Norbury    +44 20 7618 9100

Chairman’s Statement:
Following the historic regulatory clearance by the United States Food and Drug Administration (“FDA”) in 2015 of AAS, the Company received a second approval for AAS, in Canada, in May 2016. Based on these events, AquaBounty began the initial stages of its plans to commercialize AAS and to further its progress with regulators in several other countries. The strong support and financial backing of the Company’s majority shareholder, Intrexon, have been crucial to this endeavour and have put AquaBounty on a solid footing.
Regulatory Approval
Health Canada, the department of the government of Canada with responsibility for national public health, conducted a comprehensive assessment of AAS according to the Codex Alimentarius Guideline for the Conduct of Food Safety Assessment of Foods Derived from Recombinant-DNA Animals. The Health Canada review concluded that AAS does not raise concerns related to food safety. Health Canada also noted its opinion that fillets derived from AAS are as safe and nutritious as fillets from currently available farmed Atlantic salmon.
Commercial Developments
In July, the purchase of the former Atlantic Sea Smolt hatchery in Rollo Bay West on Prince Edward Island was completed for the purpose of broodstock expansion to increase production of Atlantic salmon eggs. Renovations to the site are proceeding, and, when completed, it is expected to provide sufficient egg production to meet the Company’s requirements for the next several years.
The plan to expand commercial development outside North America was advanced with approval for the importation of AAS eggs for local field trials in Argentina and Brazil. These trials commenced in April and, although the timescales involved in this are outside of AquaBounty’s control, the Company is encouraged by the progress that has been made to date.
In Panama, the Company received approval for the commercial production and export of fish produced from its most recent batch of AAS eggs delivered to the farm in 2016. These fish are expected to be ready for harvest and export to North America in early 2018. AquaBounty continues to seek full regulatory approval for the production and local sale of AAS in Panama, but we do not currently have a timescale for receipt of this approval.
Additionally, the Company has begun an active search in both the United States and Canada for either an existing land-based recirculating aquaculture system facility or a site on which to build a new facility for the commercial production of AAS.
Update on Legal Actions
During 2016, a coalition of Non-Governmental Organizations (“NGOs”) filed a complaint against the FDA for the approval of AAS in the United States, claiming that the agency did not have the authority to regulate genetically modified animals. The Company believes this action, which remains ongoing, lacks legal merit, but it may have the effect of prolonging the commercialization process in the United States.
In Canada, a legal challenge was filed in 2014 by a group of NGOs against the decision by the Ministers of Environment and Health (the “Ministers”) to allow production of AAS in Canada for commercial use. In December 2015, the Federal Court in Canada ruled that the decision of the Ministers was reasonable and dismissed the entire application brought before it. The petitioners then appealed the Court’s ruling, but the Federal Court of Appeal in Canada dismissed the appeal in October 2016.

Congressional Developments
In January 2016, as part of the 2016 Omnibus Appropriations Act (the “Act”) passed by the United States Congress, an amendment was added that directed the FDA to issue final guidance for the labeling of AAS. Given this directive, the FDA issued an Import Alert on AAS and stated that a temporary hold was being implemented to comply with language in the Act, which was extended beyond its initial end date to April 2017 by a continuing resolution. The temporary hold has no current impact on the Company’s operations as AquaBounty is not currently importing AAS into the United States. At this time, the Company cannot predict when or if the Import Alert might be lifted or when the FDA might finalize its labeling guidance.
Funding
In February 2016, AquaBounty obtained an unsecured, convertible bridge loan of US$10.0 million from Intrexon to cover the Company’s immediate working capital requirements. In December, Intrexon converted the US$10.4 million of outstanding principal and accrued interest on this loan into common shares. The Company also executed a share purchase agreement with Intrexon in November 2016 for US$25.0 million in new equity funding. This transaction closed, post period, in January 2017 and was accompanied by a distribution of AquaBounty common shares by Intrexon to its shareholders. In connection with the listing of the Company’s common shares on NASDAQ, the Company effected a 1-for-30 reverse share split in January 2017.
Financial Review
Operating expenses for the year amounted to US$8.1 million (2015: US$7.0 million). The increase was due primarily to headcount additions in the Company’s research group and legal fees for the SEC registration and FDA legal challenge. Sales and marketing expenses were US$0.9 million (2015: US$1.0 million); research and development expenses were US$3.4 million (2015: US$3.3 million); and general and administrative expenses were US$3.8 million (2015: US$2.7 million). Including US$0.4 million of non-cash interest expense for the convertible loan, the net loss for the year increased to US$8.5 million (2015: US$7.0 million), and cash used for the year, net of new equity received, was US$8.0 million (2015: US$6.8 million). Funds available at the year-end amounted to US$3.3 million, not including the US$25.0 million of new equity funding that closed in January 2017.
Outlook
The Board continues to carefully consider its commercial options and expects to make meaningful progress with the implementation of the Company’s near-term development plan in 2017. With the support of Intrexon, the recent infusion of new funding allows the Company to move forward with the completion of renovations at Rollo Bay and the construction of a pilot-scale grow-out unit for commercial production. It is expected that this will be followed by the establishment of a site suitable for the larger scale commercial grow-out of AAS in North America. As a result, whilst there remains uncertainty over the timing of commercialization, the Board remains confident in the market need for AAS as a sustainable alternative to imported sea cage produced Atlantic salmon and looks forward to updating shareholders on progress in due course.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook; the nature of and progress toward the Company’s commercialization plan; the future introduction of AAS to consumers; the countries in which the Company may obtain regulatory approval and the progress toward such approvals; any continued backing of the Company by Intrexon; the volume of eggs the Company may be able to produce; the timeline for production of saleable fish; the expected advantages of land-based systems over sea cage production; the validity and impact of legal actions; the potential for lifting of the FDA Import Alert and the issuance of labeling guidance; the anticipated progress to be made by the Company during 2017; the completion of the Rollo Bay renovations and the construction of a pilot-scale grow-out unit; and the establishment of a larger-scale grow-out facility. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate”, or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.
This announcement contains inside information. The person responsible for arranging for the release of this announcement on behalf of the Company is David Frank, Chief Financial Officer.

Consolidated balance sheet

	As of December 31,
	2016	2015

Assets
Current assets:
Cash and cash equivalents	$3,324,609	$1,313,421
Certificate of deposit	10,666	10,339
Other receivables	164,743	41,897
Prepaid expenses and other current assets	72,983	109,898
Total current assets	3,573,001	1,475,555

Property, plant and equipment, net	1,723,707	741,340
Definite-lived intangible assets, net	198,698	206,381
Indefinite-lived intangible assets	191,800	191,800
Other assets	21,628	21,628
Total assets	$5,708,834	$2,636,704

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$1,017,851	$621,909
Current debt	17,913	0
Total current liabilities	1,035,764	621,909

Long-term debt	2,645,015	2,070,366
Total liabilities	3,680,779	2,692,275

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 200,000,000 shares authorized;
6,463,935 (2015: 5,247,604) shares outstanding	6,464	5,248
Additional paid-in capital	101,581,724	90,968,813
Accumulated other comprehensive loss	(286,272)	(226,432)
Accumulated deficit	(99,273,861)	(90,803,200)
Total stockholders’ equity (deficit)	2,028,055	(55,571)

Total liabilities and stockholders’ equity (deficit)	$5,708,834	$2,636,704

Consolidated statements of operations and comprehensive loss

	Years ended December 31,
	2016	2015	2014

Costs and expenses
Sales and marketing	$860,365	$993,706	$729,655
Research and development	3,429,400	3,338,411	3,212,908
General and administrative	3,775,289	2,696,369	3,192,716
Total costs and expenses	8,065,054	7,028,486	7,135,279

Operating loss	(8,065,054)	(7,028,486)	(7,135,279)

Other income (expense)
Interest expense	(402,554)	(10)	(62)
Gain on disposal of equipment	2,861	1,912	—
Other income (expense), net	(5,914)	(4,928)	7,966
Total other income (expense)	(405,607)	(3,026)	7,904

Net loss	$(8,470,661)	$(7,031,512)	$(7,127,375)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(59,840)	228,740	111,138
Total other comprehensive income (loss)	(59,840)	228,740	111,138

Comprehensive loss	$(8,530,501)	$(6,802,772)	$(7,016,237)

Basic and diluted net loss per share	$(1.60)	$(1.40)	$(1.52)
Weighted average number of common shares -
basic and diluted	5,303,113	5,037,367	4,679,737

Consolidated statements of changes in stockholders’ equity (deficit)

	Common stock issued and outstanding	Par value	Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Total
Balance at December 31, 2013	4,176,941	$4,177	$77,703,338	$(566,310)	$(76,644,313)	$496,892
Net loss					(7,127,375)	(7,127,375)
Other comprehensive income				111,138		111,138
Issuance of common stock, net of expenses	634,679	635	9,742,851			9,743,486
Exercise of options for common stock	4,000	4	12,296			12,300
Share based compensation	2,381	2	272,936			272,938
Balance at December 31, 2014	4,818,001	$4,818	$87,731,421	$(455,172)	$(83,771,688)	$3,509,379
Net loss					(7,031,512)	(7,031,512)
Other comprehensive income				228,740		228,740
Issuance of common stock, net of expenses	424,269	425	2,999,575			3,000,000
Share based compensation	5,334	5	237,817			237,822
Balance at December 31, 2015	5,247,604	$5,248	$90,968,813	$(226,432)	$(90,803,200)	$(55,571)
Net loss					(8,470,661)	(8,470,661)
Other comprehensive loss				(59,840)		(59,840)
Conversion of debt and accrued interest to common stock	1,212,908	1,213	10,394,620			10,395,833
Cashless exercise of options for common stock	524	—	—			—
Share based compensation	2,899	3	218,291			218,294
Balance at December 31, 2016	6,463,935	$6,464	$101,581,724	$(286,272)	$(99,273,861)	$2,028,055

Consolidated statements of cash flows

	Years ended December 31,
	2016	2015	2014

Operating activities
Net loss	$(8,470,661)	$(7,031,512)	$(7,127,375)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	153,996	105,952	140,742
Share-based compensation	218,294	237,822	272,938
Gain on disposal of equipment	(2,861)	(1,912)	—
Non-cash interest expense	395,833	—	—
Changes in operating assets and liabilities:
Other receivables	(121,640)	(21,195)	48,054
Prepaid expenses and other assets	38,054	(12,421)	117,876
Accounts payable and accrued liabilities	340,092	(25,032)	(13,135)
Net cash used in operating activities	(7,448,893)	(6,748,298)	(6,560,900)

Investing activities
Purchase of property, plant and equipment	(934,495)	(74,113)	(116,911)
Deposits on equipment purchases	(156,982)	—	—
Proceeds from sale of equipment	23,844	—	—
Payment of patent costs	(5,664)	(30,372)	(35,340)
Net cash used in investing activities	(1,073,297)	(104,485)	(152,251)

Financing activities
Proceeds from issuance of debt	547,142	44,004	268,491
Repayment of term debt	(6,268)	—	—
Proceeds from the issuance of convertible debt	10,000,000	—	—
Proceeds from the issuance of common stock, net	—	3,000,000	9,743,486
Proceeds from exercise of stock options	—	—	12,300
Net cash provided by financing activities	10,540,874	3,044,004	10,024,277

Effect of exchange rate changes on cash and cash equivalents	(7,496)	(41,062)	(23,613)
Net change in cash and cash equivalents	2,011,188	(3,849,841)	3,287,513
Cash and cash equivalents at beginning of period	1,313,421	5,163,262	1,875,749
Cash and cash equivalents at end of period	$3,324,609	$1,313,421	$5,163,262

Supplemental disclosure of cash flow information and
non-cash transactions:
Interest paid in cash	$6,721	$10	$62
Conversion of convertible debt and accrued interest to
common stock	$10,395,833	$—	$—
Acquisition of equipment through vendor payable	$50,132	$—	$—